Exhibit 99.1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION FOR THE SPECIAL MEETING OF STOCKHOLDERS OF Decarbonization Plus Acquisition Corporation II THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Erik Anderson and Peter Haskopoulos (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Class A Common Stock or Class B Common Stock of Decarbonization Plus Acquisition Corporation II (the “Company” or “DCRN”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [•], 2021 at [•] Eastern Time via live webcast at https://www.cstproxy.com/decarbonizationplusacquisitionii/2021, and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.    The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.    THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE P VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, R THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2 AND 3. PLEASE MARK, SIGN, O DATE AND RETURN THE PROXY CARD PROMPTLY. X Y (Continued and to be marked, dated and signed on the reverse side)

Please DECARBONIZATION PLUS ACQUISITION CORPORATION II — THE BOARD OF DIRECTORS mark votes ï” RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 3. as indicated in this example (1) The Business Combination Proposal – To approve FOR AGAINST ABSTAIN (2) The NewCo Constitution Proposal – On a non- FOR AGAINST ABSTAIN and adopt the Business Combination Agreement, dated binding advisory basis, to approve the governance as of May 25, 2021 (as amended by the First ï,¨ ï,¨ ï,¨ provisions contained in the constitution of NewCo ï,¨ ï,¨ ï,¨ Amendment to the Business Combination Agreement, that materially affect DCRN stockholder rights, dated July 27, 2021, the “Business Combination presented separately in accordance with the U.S. Agreement”), among DCRN, Tritium Holdings Pty Ltd, Securities and Exchange Commission guidance an Australian proprietary company limited by shares (the “NewCo Constitution Proposal” or “Proposal (“Tritium”), Tritium DCFC Limited, an Australian No. 2”). unlisted public company limited by shares (“NewCo”), Hulk Merger Sub, Inc., a Delaware corporation and (3) The Adjournment Proposal – To approve the FOR AGAINST ABSTAIN wholly owned subsidiary of NewCo (“Merger Sub”), adjournment of the special meeting of DCRN pursuant to which, among other things and subject to the stockholders to a later date or dates, if necessaryï,¨ ï,¨ï,¨ terms and conditions contained therein, (i) DCRN, or appropriate, to permit further solicitation and NewCo, Tritium and all existing Tritium shareholders vote of proxies in the event that there are will enter into a share transfer agreement, pursuant to insufficient votes for, or otherwise in connection which, at the closing of the Business Combination (the with, the approval of the Business Combination “Closing”), the holders of all of the shares in the capital Proposal (the “Adjournment Proposal” or of Tritium (“Tritium Shares”) will transfer their Tritium “Proposal No. 3”). Shares to NewCo in exchange for an aggregate of 120,000,000 fully paid ordinary shares in the capital of NewCo valued at $10.00 per share (“NewCo Ordinary Shares”) to be issued simultaneously with the issuance of NewCo Ordinary Shares in connection with the Merger (as defined below), and as a result, NewCo will be the ultimate parent company of Tritium and Tritium’s direct and indirect subsidiaries and (ii) at the Closing, Merger Sub will merge with and into DCRN, with DCRN surviving as a wholly owned subsidiary of NewCo (the “Merger”), and pursuant to the Merger, (1) each holder of DCRN’s Class A common stock, par value $0.0001 per share (“DCRN Class A Common Stock”) will receive in exchange for its shares of DCRN Class A Common Stock an equal number of NewCo Ordinary Shares and (2) each warrant to purchase shares of DCRN Class A Common Stock will automatically convert into a warrant to purchase NewCo Ordinary Shares (the “Business Combination Proposal” or “Proposal No. 1”). Date: Signature (Signature If Held Jointly) When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity. The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2 and 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.